EXHIBIT 99.1

Artelo Biosciences, Inc. Announces Pricing of $6.6 Million Upsized Underwritten Public Offering

LA JOLLA, CA–October 9, 2020–Artelo Biosciences, Inc. (NASDAQ: ARTL), a clinical stage biopharmaceutical company focused on developing and commercializing treatments intended to modulate endogenous signaling pathways, including the endocannabinoid system, today announced the pricing of an underwritten public offering of units for gross proceeds of approximately $6.6 million prior to deducting underwriting discounts and commissions and offering expenses payable by Artelo Biosciences, Inc.

The offering is comprised of 8.8 million units, priced at a public offering price of $0.75 per unit, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $0.75 per share that expires on the fifth anniversary of the date of issuance. The securities comprising the units are immediately separable and will be issued separately. The closing of the offering is expected to take place on or about October 14, 2020, subject to the satisfaction or waiver of customary closing conditions.

Ladenburg Thalmann & Co. Inc. is acting as sole book-running manager.

A total of 8,800,000 shares of common stock and warrants to purchase up to 8,800,000 shares of common stock will be issued in the offering. In addition, the Company has granted the underwriters a 45-day option to purchase up to 1,320,000 additional shares of common stock and additional warrants to purchase up to 1,320,000 shares of common stock, solely to cover over-allotments, if any, at the public offering price per unit, less the underwriting discounts and commissions. The securities were offered pursuant to a registration statement on Form S-1 (File No. 333-249083), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on October 8, 2020.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The offering is being made solely by means of a prospectus. A preliminary prospectus relating to the proposed offering was filed with the SEC on October 6, 2020 and is available on the SEC’s website located at http://www.sec.gov. A final prospectus relating to this offering will be filed by Artelo Biosciences with the SEC. When available, copies of the final prospectus can be obtained at the SEC’s website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., Prospectus Department, 277 Park Avenue, 26th Floor, New York, New York 10172 or by email at prospectus@ladenburg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding Artelo’s expectations with respect to the completion, timing and size of the public offering, the expected gross proceeds from the public offering, and the anticipated use of the net proceeds from the proposed offering. Risks and uncertainties related to these endeavors include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the public offering.

Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

These and other risks regarding Artelo’s business are described in detail in its SEC filings. These forward-looking statements speak only as of the date hereof, and we disclaim any obligation to update these statements except as may be required by law.

Investor Relations Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: ARTL@crescendo-ir.com